Investors:	MBS Value Partners
Betsy Brod, (212) 750-5800

MILLENNIUM CELL RECEIVES NASDAQ DELISTING NOTICE, GOING CONCERN QUALIFICATION

Eatontown, NJ—April 29, 2008 —Millennium Cell Inc. (NASDAQ: MCEL), a leading developer of hydrogen battery technology, announced today that on April 23, 2008, it received a Nasdaq Staff Determination indicating that the Company fails to comply with the minimum bid price requirement for continued listing set forth in Marketplace Rule 4310(c)(4), and that its common stock is, therefore, subject to delisting from The Nasdaq Capital Market at the opening of business on May 2, 2008, unless the Company requests a hearing by April 30, 2008, in accordance with Nasdaq Marketplace Rules. The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant a request by the Company for continued listing.

In addition, Millennium Cell announced today that its financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed on March 19, 2008, contained a going concern qualification from Ernst & Young LLP, its independent registered accounting firm. The announcement of the receipt of this qualification is required by Nasdaq Marketplace Rule 4350(b)(1)(B). This announcement does not represent any change or amendment to the Company’s financial statements or to its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

About Millennium Cell

Millennium Cell is a leader in the development of hydrogen battery technology used to power portable applications. Through its proprietary Hydrogen on Demand® fuel cartridges and PowerSkin™ fuel cell modules, the Company provides increased energy density resulting in longer runtime and lighter weight in a compact space. The Company is working with market partners to meet the demand for a better battery in the military, medical, industrial and consumer electronics markets. For more information, visit www.millenniumcell.com.

Cautionary Note Regarding Forward-looking Statements:

This press release may include statements that are not historical facts and are considered ``forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell’s current views about future events and financial performance and are subject to risks. Forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” “on target” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from Millennium Cell’s expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell’s hydrogen fuel storage and delivery system; (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems; (iii) competition from current, improving and alternative power technologies; (iv) Millennium Cell’s ability to satisfy our immediate need for capital, in the amounts and at costs and upon terms that are acceptable to fund the development and commercialization of our hydrogen battery technology and hydrogen delivery system and Millennium Cell’s business plan, (v) Millennium Cell’s ability to protect our intellectual property; (vi) Millennium Cell’s ability to achieve budgeted revenue and expense amounts, (vii) Millennium Cell’s ability to generate revenues from the sale or license of, or provision of services related to, our technology, (viii) Millennium Cell’s ability to enter into agreements with collaborators and strategic partners and the potential failure of our collaborators and strategic partners to perform under their agreements with us, (ix) Millennium Cell’s ability to generate design, engineering or management services revenue opportunities in the hydrogen generation or fuel cell markets; (x) Millennium Cell’s ability to secure government funding of its research and development and technology demonstration projects; and (xi) other factors discussed under the caption “Risk Factors” in Millennium Cell’s Annual Report on Form 10-K for the year ended December 31, 2007.

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